Exhibit 4.3

TRINITY ACQUISITION PLC (f/k/a TRINITY ACQUISITION LIMITED),

as Issuer

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY,

as Parent Guarantor

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WTW BERMUDA HOLDINGS LIMITED

WILLIS GROUP LIMITED and

WILLIS NORTH AMERICA INC.,

as Existing Guarantors

WILLIS TOWERS WATSON UK HOLDINGS LIMITED,

as Assuming Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Fifth Supplemental Indenture

Dated as of August 11, 2017

to the Indenture

Dated as of August 15, 2013

as amended and supplemented by the

First Supplemental Indenture

Dated as of August 15, 2013,

Second Supplemental Indenture

Dated as of March 9, 2016,

Third Supplemental Indenture

Dated as of March 22, 2016

and

Fourth Supplemental Indenture

Dated as of May 26, 2016

Providing for the Assumption of Guaranteed Obligations

(Unlimited as to Aggregate Principal Amount)

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of August 11, 2017, among Trinity Acquisition plc (f/k/a Trinity Acquisition Limited), a company organized and existing under the laws of England and Wales, as issuer (the “Issuer”), Willis Towers Watson Public Limited Company (f/k/a Willis Group Holdings Public Limited Company), a company organized and existing under the laws of Ireland (the “Parent Guarantor”), the Guarantors listed on Schedule A (the “Existing Guarantors”), Willis Towers Watson UK Holdings Limited, a company incorporated under the laws of England and Wales ( the “Assuming Guarantor”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of August 15, 2013, among the Issuer, the Parent Guarantor, the Existing Guarantors and the Trustee (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of August 15, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of March 9, 2016 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of March 22, 2016 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of May 26, 2016 (the “Fourth Supplemental Indenture” and together with the First, Second and Third Supplemental Indentures and the Base Indenture, the “Indenture”).

RECITALS:

WHEREAS, the Issuer, the Parent Guarantor, the Existing Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Issuer’s unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”);

WHEREAS, Section 8.01 of the Indenture permits a Guarantor (this and other capitalized terms used herein and not otherwise defined have the meanings given to them in the Base Indenture) to convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided that, (a) except in the case of Willis North America Inc., the successor Person shall be a Person organized and existing under the laws of, inter alia, England and Wales, and such Person shall expressly assume by supplemental indenture, all the obligations of such Guarantor under the Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing and (b) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such conveyance, transfer or lease and supplemental indenture comply with Article Eight of the Indenture and all the conditions precedent stated therein have been complied with;

WHEREAS, Section 8.02 of the Indenture permits the predecessor corporation to be relieved of all obligations and covenants under the Indenture and the Securities after the conveyance or transfer of the properties and assets of such Guarantor substantially as an entirety in accordance with Section 8.01 and after the successor Person succeeds to, is substituted for, and becomes entitled to exercise every right and power of such Guarantor;

WHEREAS, Section 9.01(1) of the Indenture permits the Issuer, the Guarantors and the Trustee to enter into a supplemental indenture to the Indenture without the consent of the Holders of the Securities to evidence the succession of another Person to a Guarantor and the assumption by such successor Person of the covenants of the Guarantor in the Indenture and the Securities pursuant to Article Eight of the Indenture;

WHEREAS, the properties and assets of WTW Bermuda Holdings Limited (the “Transferring Guarantor”) are being transferred substantially as an entirety to the Assuming Guarantor (the “Transfer”) and the Assuming Guarantor desires to assume all of the Guaranteed Obligations of the Transferring Guarantor, including all obligations of a Guarantor under Article Fifteen of the Indenture;

WHEREAS, the Trustee has been directed by the Issuer to enter into this Fifth Supplemental Indenture to evidence the foregoing assumptions;

WHEREAS, the Trustee has received an Opinion of Counsel and an Officers’ Certificate, pursuant to Sections 1.02, 8.01 and 9.03 of the Indenture, stating, as applicable, that (a) the execution of the Fifth Supplemental Indenture is authorized or permitted by the Indenture, (b) the transfer of the Transferring Guarantor’s properties and assets substantially as an entirety to the Assuming Guarantor and the Fifth Supplemental Indenture comply with Article Eight of the Indenture and (c) all conditions precedent (including any covenants compliance with which constitutes a condition precedent) provided for in the Indenture to such transaction and to the execution and delivery by the Trustee of the Fifth Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Issuer, the Parent Guarantor, the Assuming Guarantor, the Existing Guarantors and the Trustee, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the above premises, each party covenants and agrees, for the benefit of the other parties and for the equal and ratable benefit of all of the holders of the Securities, as follows:

ARTICLE ONE

ASSUMPTION OF GUARANTOR OBLIGATIONS

Section 1.1    Assumption of Guarantor Obligations by Assuming Guarantor.

Upon consummation of the Transfer, the Assuming Guarantor hereby assumes, subject to the terms thereof, the Guaranteed Obligations of a Guarantor under the Indenture and the Securities. Upon consummation of the Transfer, the Transferring Guarantor is hereby relieved of all obligations and covenants under the Indenture and the Securities pursuant to Section 8.02 of the Indenture.

Section 1.2    Guarantor Agencies.

The Assuming Guarantor hereby confirm all agency appointments made by a Guarantor under the Indenture.

ARTICLE TWO

MISCELLANEOUS

Section 2.1    Integral Part.

This Fifth Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.2    Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 2.3    Counterparts.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute

2

but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.4    Governing Law.

THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS LAW. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE EXISTING GUARANTORS, THE ASSUMING GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5    Conflict with Trust Indenture Act.

If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

Section 2.6    Effect of Heading and Table of Contents.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.7    Separability Clause.

In case any provision in the Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.8    Successors and Assigns.

All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 2.9    Benefit of Indenture.

Nothing in this Fifth Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

Section 2.10    The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer, the Assuming Guarantor and the Existing Guarantors.

3

Section 2.11    FATCA.

The Issuer hereby confirms to the Trustee that this Fifth Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes within the meaning of United States Treasury regulation section 1.1471-2T(b)(2)(iv). The Issuer shall give the Trustee prompt written notice of any such future material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no such material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Issuer.

*****

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

4

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first written above.

ISSUER

TRINITY ACQUISITION PLC

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorised Representative

By:	/s/ Steven Alcock
	Name:	Steven Alcock
	Title:	Director

[Signature Page to the 5th Supplemental Indenture to the 2013 Indenture (Trinity)]

PARENT GUARANTOR

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Global Group Treasurer

IN THE PRESENCE OF:-

/s/ J. Ammon Smartt

(WITNESS’ SIGNATURE)

26 Century Blvd, Nashville, TN 37214

(WITNESS’ ADDRESS)

Attorney

(WITNESS’ OCCUPATION

[Signature Page to the 5th Supplemental Indenture to the 2013 Indenture (Trinity)]

EXISTING GUARANTORS

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Attorney

IN THE PRESENCE OF:-

/s/ J. Ammon Smartt

(WITNESS’ SIGNATURE)

26 Century Blvd, Nashville, TN 37214

(WITNESS’ ADDRESS)

Attorney

(WITNESS’ OCCUPATION

[Signature Page to the 5th Supplemental Indenture to the 2013 Indenture (Trinity)]

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Attorney

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorised Representative

TA I LIMITED

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorised Representative

WTW BERMUDA HOLDINGS LIMITED

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorised Representative

WILLIS GROUP LIMITED

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorised Representative

WILLIS NORTH AMERICA INC.

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorized Officer

[Signature Page to the 5th Supplemental Indenture to the 2013 Indenture (Trinity)]

ASSUMING GUARANTOR

WILLIS TOWERS WATSON UK HOLDINGS LIMITED.

By:	/s/ Christof Nelischer
	Name:	Christof Nelischer
	Title:	Authorised Representative

[Signature Page to the 5th Supplemental Indenture to the 2013 Indenture (Trinity)]

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to the 5th Supplemental Indenture to the 2013 Indenture (Trinity)]

SCHEDULE A

EXISTING GUARANTORS

EXISTING GUARANTOR	JURISDICTION OF ORGANIZATION
WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY	IRELAND
WILLIS NETHERLANDS HOLDINGS B.V.	NETHERLANDS
WILLIS INVESTMENT UK HOLDINGS LIMITED	ENGLAND AND WALES
TA I LIMITED	ENGLAND AND WALES
WTW BERMUDA HOLDINGS LIMITED	BERMUDA
WILLIS GROUP LIMITED	ENGLAND AND WALES
WILLIS NORTH AMERICA INC.	DELAWARE